EXHIBIT 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. 1350)
In connection with the Quarterly Report on Form 10-Q of Wells Real Estate Fund VIII, L.P. (the “Registrant”) for the period ended March 31, 2013, as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Leo F. Wells, III, Principal Executive Officer of the corporate general partner of one of the General Partners of the Registrant, and Brian M. Davis, Principal Financial Officer of the corporate general partner of one of the General Partners of the Registrant, hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that, to the best of their knowledge and belief:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ LEO F. WELLS, III
Leo F. Wells, III
Principal Executive Officer
May 14, 2013

/s/ BRIAN M. DAVIS
Brian M. Davis
Principal Financial Officer
May 14, 2013